Exhibit 23(a)-Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements Nos. 333-04367, 333-42506, 333-04365, 333-122282, 333-04369, 333-122283, 333-179138 on Form S-8 and No. 333-157364 on Form S-3 of Herman Miller, Inc. of our reports dated July 30, 2013, with respect to the consolidated financial statements and schedule of Herman Miller, Inc. and the effectiveness of internal control over financial reporting of Herman Miller, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended June 1, 2013.

/s/ Ernst & Young LLP
Grand Rapids, Michigan
July 30, 2013